Exhibit 23.1

CONTENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 21, 2021 and December 13, 2021, relating to the financial statements of The Oncology Institute, Inc. (formerly known as DFP Healthcare Acquisitions Corp), which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 17, 2021